Exhibit 99.1

Dataram Contact:

Jeffrey Goldenbaum

Senior Marketing Manager

609.799.0071

info@dataram.com

Dataram Announces Appointment of Dave Moylan as Interim CEO

Princeton, NJ, January 22, 2015 —Dataram Corporation [NASDAQ: DRAM] announced today that its board of directors appointed board member and Chairman David Moylan as its interim President and Chief Executive Officer (CEO), replacing John Freeman.

Dataram Chairman and CEO Dave Moylan said, “Dataram has, with the support of the board and our shareholders, embarked on an aggressive financial and operational transformation of the company in order to establish a strong foundation for profitable inorganic and organic growth. As a board, our priority is now to identify a leader who can leverage our company's assets and leadership team to drive the next stage of Dataram’s evolution.”

Mr. Moylan brings extensive experience and knowledge to Dataram. He joined Dataram’s Board of Directors in November 2014 and serves as its Chairman. He was previously a Partner at, and Chief Operating Officer (COO) of, Yenni Capital, Inc., a private equity firm. Mr. Moylan was also a Managing Director with the Corporate Executive Board (“CEB”), the world’s leading member-based advisory company, from 2010 to 2012. At CEB, Mr. Moylan held several executive roles, which addressed critical business challenges that included serving as President and CEO of Toolbox.com, where he drove the successful turnaround of the business, returning it to profitability and spearheaded its successful divestiture to Ziff Davis. Previously, he held executive positons at LexisNexis and AOL, and was a consultant for IBM, PricewaterhouseCoopers LLP, and A.T. Kearney. A former U.S. Army officer who served with the 101st Airborne Division (Air Assault), Mr. Moylan holds an MSIA (MBA) from Carnegie Mellon’s Tepper School of Business.

In addition to his extensive expertise in growing businesses, Mr. Moylan has broad knowledge and operating experience in the technology and services industries, global management experience in business-to-business operating companies, financial and operating acumen, and expertise in evaluating and leading growth and operational improvement initiatives. He brings vast experience in improving operational and financial performance and in leading and developing executive management teams.

“Dave brings a deep operational and subject matter expertise to Dataram, which we expect will help jumpstart the company’s current turn-around efforts,” said Jon Isaac, a member of Dataram’s Board of Directors and managing member of Isaac Capital Group, the largest shareholder in Dataram. “We welcome Dave’s leadership and anticipate his future success.”

Mr. Moylan said, "Dataram has a leadership team in place that is capable of accelerating our transformation and I look forward to working closely with them to help execute the next phase of the company's financial and operational improvements and growth. The need for technical solutions that improve business performance, including memory, has never been stronger, and we must act aggressively to capture a growing share of this market."

As interim President and Chief Executive Officer, Mr. Moylan will work with Dataram’s executive team to facilitate an orderly leadership transition while leading the company's transformation. Mr. Moylan will remain on Dataram’s board as its Chairman.

About Dataram Corporation

Founded in 1967, Dataram is a worldwide leader in the manufacture of high-quality computer memory and software products. Our products and services deliver IT infrastructure optimization, dramatically increase application performance and deliver substantial cost savings. Dataram solutions are deployed in 70 Fortune 100 companies and in mission-critical government and defense applications around the world. For more information about Dataram, visit www.dataram.com.

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All names are trademarks or registered trademarks of their respective owners.

The information provided in this press release may include forward-looking statements relating to future events, such as the development of new products, pricing and availability of raw materials or the future financial performance of the Company. Actual results may differ from such projections and are subject to certain risks including, without limitation, risks arising from: changes in the price of memory chips, changes in the demand for memory systems, increased competition in the memory systems industry, order cancellations, delays in developing and commercializing new products and other factors described in the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission, which can be reviewed at www.sec.gov.